EXHIBIT 10.4.4
                                 APPENDIX A


             FOURTH AMENDMENT TO THE BIO-RAD LABORATORIES, INC.
                           1994 STOCK OPTION PLAN

   This Amendment to the Bio-Rad Laboratories, Inc. 1994 Stock Option Plan (the "Amendment" is adopted by Bio-Rad Laboratories, Inc., a Delaware corporation (the "Company"), effective as of 25th of April, 2001.

                                  RECITALS

     A. The Company's 1994 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors (the "Board") on February 2, 1994, and approved by the stockholders of the Company on April 26, 1994.

     B. The Stock Option Plan was amended in 1998 to increase the aggregate number of shares of Common Stock subject to the Stock Option Plan from 675,000 to 1,175,000.

     C. The Stock Option Plan currently states that shares of the Company's Class A common stock or Class B common stock (the "Common Stock") subject to the Stock Option Plan shall not exceed 1,175,000. This amendment increases the aggregate number of shares of Common Stock subject to the Stock Option Plan from 1,175,000 to 1,775,000.

     D. Section 9 of the Stock Option Plan provides that the Board may amend the Stock Option Plan, subject in certain instances to receipt of approval of the stockholders of the Company.

     E. Effective March 7, 2001, the Board unanimously recommended and adopted this Amendment in the form given below (the "Amendment").

     F. The Amendment was approved by the stockholders of the Company at its Annual Meeting of Stockholders held on April 24, 2001.

                                  AMENDMENT

          1. Section 4 of the Stock Option Plan is hereby amended to read in its entirety as follows:

             4.   Shares Subject to Plan
                  Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of up to 1,775,000 shares of Stock, which shares may be shares of either Class A or Class B Common Stock, and that number of shares of each such Class shall be reserved for options granted under the Plan (subject to adjustment as provided in paragraph 7 (g)); provided, that no officer or director of the Company shall be granted options to purchase an aggregate of more than 587,500 shares of Stock. If any option granted under that Plan terminates, expires or, with the consent of the optionee, is canceled, new options may thereafter be granted covering such shares.

        The undersigned, Sanford S. Wadler, Secretary of the Company, hereby certified that the Board and the stockholders of the Company adopted the foregoing Amendment as stated above.

        Executed at Hercules, California this 25th day of April, 2001.


                                      /s/ Sanford S. Wadler
                                      ---------------------
                                      Sanford S. Wadler, Secretary
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